Exhibit (a)(1)(B)

Zions Bancorporation

Letter of Transmittal

Offer to Purchase for Cash up to $250,000,000 Aggregate Principal Amount of

the Outstanding Notes Listed Below

6.00% Subordinated Notes due September 15, 2015

(“6% Convertible Notes”)

2009 6.00% Subordinated Notes due September 15, 2015

(“6% Non-Convertible Notes”)

5.50% Subordinated Notes due November 16, 2015

(“5.50% Convertible Notes”)

and

2009 5.50% Subordinated Notes due November 16, 2015

(“5.50% Non-Convertible Notes”)

Pursuant to the Offer to Purchase dated November 6, 2013

(as it may be amended or supplemented from time to time, the “Offer to Purchase”)

Each Offer (as defined below) will expire at 11:59 p.m., New York City time, on December 5, 2013, unless extended (such time and date, as the same may be extended with respect to one or more series of Notes (as defined below), the “Expiration Time”) or earlier terminated.

The Depositary for the Offers is:

Global Bondholder Services Corporation

By Regular, Registered or Certified Mail; Hand or Overnight Delivery: Global Bondholder Services Corporation 65 Broadway—Suite 404 New York, New York 10006	By Facsimile Transmission (for Eligible Institutions Only): (212) 430-3775 / 3779 Attention: Corporate Actions

To confirm receipt of facsimile by telephone:

(212) 430-3774

Delivery of this Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer Documents”) to an address other than as set forth above, or transmission of instructions via facsimile to a number other than as listed above, will not constitute a valid delivery. The method of delivery of this Letter of Transmittal, any Notes and all other required documents to the Depositary, including delivery through The Depository Trust Company (“DTC”) and any acceptance or Agent’s Message delivered through DTC’s Automated Tender Offer Program (“ATOP”), is at the election and risk of Holders.

Zions Bancorporation (the “Company” or “Zions”) is offering, upon the terms and subject to the Conditions set forth in the Offer to Purchase and in this Letter of Transmittal, to purchase for cash the notes listed in the table below (collectively, the “Notes,” and each series of Notes, a “Series”) from each holder of Notes (each a “Holder” and, collectively, the “Holders”). The Offer to Purchase relates to four separate offers, one for each Series of Notes (each, an “Offer” and, collectively, the “Offers”), to purchase up to a maximum aggregate principal amount of each Series of Notes as set forth in the table on the cover of the Offer to Purchase (each, a “Series Maximum”).

The instructions contained herein should be read carefully before this Letter of Transmittal is completed and signed, as the Offers are made upon the terms and subject to the Conditions set forth in the Offer Documents. By the execution of this Letter of Transmittal, the undersigned acknowledges receipt of the Offer Documents and the instructions hereto.

Any questions related to the procedure for tendering Notes and requests for assistance may be directed either to Deutsche Bank Securities Inc. or Goldman, Sachs & Co (the “Dealer Managers”), or the Information Agent each at their respective address and telephone numbers set forth on the back cover of this Letter of Transmittal. Requests for additional copies of the Offer Documents or any other documents may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Letter of Transmittal.

Capitalized terms used herein and not defined herein have the meanings given to them in the Offer to Purchase. To the extent there are any conflicts between the terms and Conditions of this Letter of Transmittal and the terms and Conditions of the Offer to Purchase, the terms and Conditions of the Offer to Purchase shall control.

November 6, 2013

Holders that validly tender and do not validly withdraw their Notes at or prior to the Expiration Time that are accepted for purchase by Zions will be eligible to receive the applicable Purchase Price for such Notes. Additionally, Holders who validly tender and do not validly withdraw their Notes that are accepted for purchase in the Offers will receive accrued and unpaid interest from and including the last interest payment date for such Notes to, but excluding, the Settlement Date for such Notes, in each case rounded to the nearest cent (“Accrued Interest”). Accrued Interest will be payable on the Settlement Date.

The Offers are subject to the satisfaction or, where applicable, the waiver of certain Conditions, each described under “Terms of the Offer—Conditions of the Offer” in the Offer to Purchase.

Any Holder desiring to tender Notes should (a) tender through The Depository Trust Company (“DTC”) pursuant to DTC’s Automated Offer Program (“ATOP”), (b) request the Holder’s broker, dealer, commercial bank, trust company or other nominee to effect the transaction, or (c) if the Notes are held in certificated form, complete and sign this Letter of Transmittal or a facsimile copy of this Letter of Transmittal in accordance with the instructions in this Letter of Transmittal, mail or deliver it and any other required documents to the Depositary, and deliver the certificates for the tendered Notes to the Depositary (or transfer such Notes to the Depositary pursuant to the book-entry transfer procedures described herein). A beneficial owner of Notes whose interests are held through a broker, dealer, commercial bank, trust company or other nominee must contact that party if such Holder desires to tender those Notes and give that party appropriate instructions to tender such Notes on the Holder’s behalf. Tendering Holders will not be obligated to pay brokerage fees or commissions to the Dealer Managers, Depositary, the Information Agent or the Company. Holders whose Notes are held by a nominee should contact such nominee to determine whether a fee will be charged for tendering Notes pursuant to the Offers.

Delivery of this Letter of Transmittal, any Notes and other required documents to DTC or the Dealer Managers does not constitute delivery to the Depositary.

For a description of certain procedures to be followed in order to tender the Notes (through ATOP or otherwise), see “Terms of the Offer—Procedures for Tendering” in the Offer to Purchase as well as the instructions to this Letter of Transmittal.

In the event the Company terminates any Offer, the Company will give immediate notice thereof to the Depositary, and all Notes theretofore tendered and not accepted for purchase in connection with such Offer shall be returned promptly to the tendering Holders thereof. Any such termination will be followed promptly by public announcement thereof. In the event that any Offer is withdrawn or otherwise not completed, the Purchase Price plus Accrued Interest for Notes subject to such Offer will not be paid or become payable. See “—Withdrawal of Tenders” and “—Conditions of the Offers” in the Offer to Purchase.

To complete this Letter of Transmittal properly, a registered holder or a DTC participant (a “Holder”) must:

•	complete the box entitled “Description of Notes Tendered”;

•	sign this Letter of Transmittal by completing the box entitled “Please Complete and Sign Below”;

•	if appropriate, check and complete the boxes relating to the “Special Issuance Instructions” and “Special Delivery Instructions”; and

•	complete an IRS Form W-9 if the Holder is a U.S. person or an IRS Form W-8BEN, an IRS Form W-8ECI, an IRS Form W-8IMY, or an IRS Form W-8EXP, as applicable, if the Holder is not a U.S. person.

The Offer Documents do not constitute an offer to purchase Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer under applicable securities or “blue sky” laws. The Dealer Managers hereby make the Offers, on behalf of the Company, to the Holders residing in any state in which state securities laws require the Offers to be made to the public by a licensed broker or dealer.

TENDER OF NOTES

Indicate in the applicable box below the principal amount of Notes to be tendered to which this Letter of Transmittal relates. Notes may be tendered and accepted for payment only in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof (“Authorized Denominations”). No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Notes must continue to hold Notes in Authorized Denominations.

If the space provided below is inadequate, list the principal amounts of Notes being tendered on a separately executed schedule and affix the schedule to this Letter of Transmittal. This form need not be completed by Holders tendering Notes by ATOP.

DESCRIPTION OF THE NOTES TENDERED

Name(s) and Address(es) of Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (Please fill in, if blank)	Security Description	Series Maximum	Aggregate Principal Amount Represented	Principal Amount Tendered*
	6.00% Subordinated Notes due September 15, 2015 (CUSIP No. 989701AJ6)	$115,000,000

	2009 6.00% Subordinated Notes due September 15, 2015 (CUSIP No. 989701AV9)	$10,000,000

	5.50% Subordinated Notes due November 16, 2015 (CUSIP No. 989701AM9)	$115,000,000

	2009 5.50% Non-Convertible Subordinated Notes due November 16, 2015 (CUSIP No. 989701AW7)	$10,000,000

*	Unless otherwise indicated in the column labeled “Principal Amount Tendered” and subject to the terms and Conditions of the Offer to Purchase, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the Notes indicated in the column labeled “Aggregate Principal Amount Represented.”

The Series of Notes and the principal amount of each Series of Notes that the undersigned Holder wishes to tender should be indicated in the appropriate boxes.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Zions upon the terms and subject to the Conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal, the principal amount of Notes indicated in the table above entitled “Description of Notes Tendered” under the column labeled “Principal Amount Tendered” (or, if nothing is indicated therein, the entire aggregate principal amount represented by the Notes described in such box). The undersigned acknowledges and agrees that any tender of Notes made hereby may not be withdrawn except in accordance with the procedures set forth in the Offer to Purchase.

Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of Notes tendered with this Letter of Transmittal in accordance with the terms and subject to the Conditions of the Offers, the undersigned hereby: (a) irrevocably sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to any and all of the Notes tendered hereby; (b) waives any and all other rights with respect to such Notes (including, without limitation, any existing or past defaults and their consequences in respect of such Notes and the indenture under which such Notes were issued); (c) releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Notes, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to such Notes or to participate in any repurchase, redemption or defeasance of such Notes; and (d) irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Company) with respect to such Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver such Notes or transfer ownership of such Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (ii) present such Notes for transfer on the register and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes, including receipt of funds from the Company for the Purchase Price for such Notes tendered pursuant to the Offers that are purchased by the Company and transfer such funds to the undersigned, all in accordance with the terms of the Offers.

The undersigned acknowledges and agrees that each Offer will expire at the applicable Expiration Time, unless earlier terminated by Zions. In addition, the undersigned understands and acknowledges that, in order to be eligible to receive the applicable Purchase Price, plus Accrued Interest, as set forth in the Offer to Purchase, the undersigned must have validly tendered and not validly withdrawn Notes at or prior to the applicable Expiration Time (as such deadline may be extended by Zions).

The undersigned acknowledges and agrees that Notes tendered pursuant to an Offer may be validly withdrawn at any time at or prior to the applicable Expiration Time, but not thereafter (except in certain limited circumstances where additional withdrawal rights are granted by Zions or otherwise required by law), by following the procedures set forth in the Offer to Purchase.

A Holder who validly withdraws previously tendered Notes will not receive the applicable Purchase Price, plus Accrued Interest, unless such Notes are retendered in accordance with the procedures and deadlines described in the Offer to Purchase.

In the event of a termination of an Offer without any Notes being purchased in such Offer, the Notes not purchased will be promptly returned to the tendering Holders or the designees indicated below in the box entitled “Special Delivery Instructions.” Notes tendered through DTC will be credited to the beneficial owner through DTC and such beneficial owner’s DTC participant, unless otherwise indicated below in the box entitled “Special Delivery Instructions.” The undersigned recognizes, however, that Zions has no obligations pursuant to the “Special Delivery Instructions” box provisions of this Letter of Transmittal to transfer any Note from the name of the registered Holder(s) thereof if Zions does not accept for purchase any of such Notes.

The undersigned acknowledges and agrees that a valid tender of Notes, pursuant to any of the procedures described in the Offer to Purchase and in the instructions to this Letter of Transmittal and an acceptance of tendered Notes delivered by Zions, will constitute a binding agreement between the undersigned and Zions upon the terms and subject to the Conditions of the Offers, which agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The undersigned acknowledges, by tendering Notes pursuant to any of the procedures described in the Offer to Purchase and in the instructions to this Letter of Transmittal, that under certain circumstances set forth in the Offer to Purchase, Zions is not required to accept for purchase any of the Notes tendered. The undersigned also acknowledges that Zions is not required to accept for purchase any Notes tendered after the applicable Expiration Time and that the initial Expiration Time may be extended, or the Offers may be earlier terminated, by Zions and as otherwise described in the Offer to Purchase.

To the extent that the undersigned is hereby tendering Notes pursuant to an Offer, the undersigned hereby represents and warrants that (a) the undersigned has received a copy of this document and the Offer to Purchase and agrees to be bound by all the terms and Conditions of the Offers; (b) the undersigned has full power and authority to tender, sell, assign and transfer any Notes tendered hereby, (c) the undersigned has a net long position in the Notes being tendered within the meaning of Rule 14e-4 under the Exchange Act and the tender of such Notes complies with Rule 14e-4, (d) if and when any such tendered Notes are accepted for purchase and payment by Zions pursuant to the Offers, that Zions will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right, and (e) it is not an affiliate of Zions, or a director or officer of Zions or its affiliates. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by Zions to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

To the extent that the undersigned is hereby tendering Notes pursuant to an Offer, in consideration for the purchase of Notes tendered hereby pursuant to such Offer, the undersigned hereby waives, releases, forever discharges and agrees not to sue Zions, its current or future directors, officers, employees, trustees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as to any and all claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether known or unknown (excluding any liability arising under U.S. federal securities laws in connection with such Offer), by reason of any act, omission, transaction or occurrence, that the undersigned ever had, now has or hereafter may have against Zions, as a result of or in any manner related to the undersigned’s purchase, ownership or disposition of Notes pursuant to such Offer or any decline in the value thereof. Without limiting the generality or effect of the foregoing, upon the purchase of Notes pursuant to an Offer, Zions shall obtain all rights relating to the undersigned’s ownership of such Notes (including, without limitation, the right to all distributions payable on such Notes) and any and all claims relating thereto.

The undersigned acknowledges and agrees that payment shall be deemed to have been made by Zions upon the transfer by Zions of the Purchase Price and Accrued Interest to the Depositary or, in accordance with the Depositary’s instructions, to DTC. The undersigned further acknowledges and agrees that under no circumstances will interest on the Purchase Price be paid by Zions by reason of any delay on the part of the Depositary or DTC in making payment to the Holders entitled thereto or any delay in the allocation or crediting of monies received by DTC to participants in DTC or in the allocation or crediting of monies received by participants to beneficial owners, and in no event will Zions be liable for interest or damages in relation to any delay or failure of payment to be remitted to any Holder. No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

For purposes of the Offers, the undersigned understands and agrees that Zions will be deemed to have accepted for purchase validly tendered and not validly withdrawn Notes if, as and when Zions gives oral (promptly confirmed in writing) or written notice of acceptance to the Depositary. The undersigned understands that the delivery and surrender of the Notes is not effective, and the risk of loss of the Notes does not pass to the Depositary, until receipt by the Depositary of (1) this Letter of Transmittal (or a manually signed facsimile of this

Letter of Transmittal), properly completed and duly executed or a properly transmitted Agent’s Message through ATOP, (2) timely confirmation of a book-entry transfer of such Notes into the Depositary’s account at DTC pursuant to the procedures set forth in the Offer to Purchase, and (3) any other documents required by this Letter of Transmittal at or prior to the applicable Expiration Time, together with all accompanying evidences of authority and any other required documents in form satisfactory to Zions. All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for payment and withdrawal of tendered Notes will be determined by Zions in its sole discretion, and Zions’ determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction.

Notwithstanding any other provision of the Offer Documents, the undersigned understands that Zions’ obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn is subject to, and conditioned upon, the satisfaction of or, where applicable, Zions’ waiver of the Conditions to the Offers set forth in the Offer to Purchase.

Unless otherwise indicated herein under “Special Issuance Instructions” or “Special Delivery Instructions,” the undersigned hereby requests that any Notes representing aggregate principal amounts not tendered or not accepted for payment be issued in the name(s) of the undersigned by credit to the account of DTC and that any checks for payment to be made in respect of the Notes tendered hereby be issued to the order of, and delivered to, the undersigned.

In the event that the “Special Issuance Instructions” box below is completed, the undersigned hereby requests that any Notes representing aggregate principal amounts not tendered or not accepted for payment or that any checks for payment in respect of the Notes tendered hereby be issued in the name(s) of the person(s) indicated. In the event that the “Special Delivery Instructions” box below is completed, the undersigned hereby requests that checks for payment to be made in respect of the Notes tendered hereby be delivered to the person(s) at the address(es) therein indicated. The undersigned recognizes that Zions has no obligation pursuant to the “Special Issuance Instructions” or the “Special Delivery Instructions” box if Zions does not accept for purchase any of the aggregate principal amount of such Notes so tendered. The undersigned also recognizes that Zions has no obligation pursuant to the “Special Issuance Instructions” or “Special Delivery Instructions” box unless the Holder produces satisfactory evidence that any applicable transfer taxes have been paid.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1, 4, 5 and 6)

To be completed ONLY in relation to tenders of Notes pursuant to the Offers if Notes in an aggregate principal amount not tendered or not accepted for payment are to be issued in the name of, or checks constituting payments for the Purchase Price plus Accrued Interest, are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Notes Tendered” within this Letter of Transmittal.

Issue:    (check as applicable)

☐  6.00% Convertible Notes

☐  6.00% Non-Convertible Notes

☐  5.50% Convertible Notes

☐  5.50% Non-Convertible Notes

☐  Checks

Pay to the order of:

Name:
(Please Print)
Send Payment to:

Address:

(Please Print)

(Zip Code)

(Taxpayer Identification or Social Security Number)

Please also complete IRS Form W-9 or the appropriate IRS Form W-8, as applicable.

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5 and 6)

To be completed ONLY in relation to tenders of Notes pursuant to the Offers if Notes in an aggregate principal amount not tendered or not accepted for payment or checks constituting payments for the Purchase Price plus Accrued Interest, are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Notes Tendered” within this Letter of Transmittal.

Deliver:    (check as applicable)

☐  6.00% Convertible Notes

☐  6.00% Non-Convertible Notes

☐  5.50% Convertible Notes

☐  5.50% Non-Convertible Notes

☐  Checks

Name:

(Please Print)

Address:
(Please Print)

(Zip Code)

(Taxpayer Identification or Social Security Number)

Please also complete IRS Form W-9 or the appropriate IRS Form W-8, as applicable.

PLEASE COMPLETE AND SIGN BELOW

(This page is to be completed and signed by all tendering

Holders except Holders executing the tender through DTC’s ATOP)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the aggregate principal amount of the Notes listed in the box above labeled “Description of Notes Tendered” under the column heading “Principal Amount Tendered” (or, if nothing is indicated therein, the entire aggregate principal amount represented by the Notes described in such box).

Signature(s):
(Must be signed by the registered Holder or, if the Notes are tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of such Notes. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 1.)

Dated:

Name(s) (please print):

Capacity:

Address:
(Including Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:

PLEASE COMPLETE IRS FORM W-9

OR THE APPROPRIATE IRS FORM W-8, AS APPLICABLE

SIGNATURE GUARANTEE (See Instructions 1, 2 and 6 below)

Certain Signatures Must be Guaranteed

(Name of Guarantor Guaranteeing Signatures)

(Address (including Zip Code) and Telephone Number (including Area Code) of Firm)

(Authorized Signature)

(Print Name and Title)

Date:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offers

1. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Notes that are the subject of this Letter of Transmittal, the signature must correspond with the name shown on the security position listing as the owner of such Notes.

If any of the Notes that are the subject of this Letter of Transmittal are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal.

If this Letter of Transmittal or any Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Zions of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered Holders of Notes that are the subject of this Letter of Transmittal (or by a participant in DTC whose name appears on a security position listing as the owner of the Notes), no separate instruments of transfer are required unless payment for Notes tendered is to be made, or the Notes not tendered or purchased are to be issued, to a person other than the registered Holders, in which case signatures on the instruments of transfer must be guaranteed by an Eligible Institution (as defined below).

Unless this Letter of Transmittal is signed by the registered Holder(s) of the Notes that are the subject of this Letter of Transmittal (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes), Notes tendered must be accompanied by appropriate instruments of transfer, and each such instrument of transfer must be signed exactly as the name or names of the registered Holder(s) appear on such Notes (or as the name of such participant appears on a security position listing as the owner of such Notes); signatures on each such instrument of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of a firm that is a member of a registered national Notes exchange or Financial Industry Regulatory Authority, Inc. or is a commercial bank or trust company having an office in the United States (each, an “Eligible Institution”).

2. Signature Guarantees. Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution unless (i) this Letter of Transmittal is signed by the registered Holder of the Notes tendered herewith (or by a participant in DTC whose name appears on a security position listing it as the owner of such Notes) and payment of the Purchase Price for such Notes is to be made, and any Notes for principal amounts not tendered or not accepted for purchase are to be issued, directly to such Holder (or, if tendered by a participant in DTC, any Notes for principal amounts not tendered or not accepted for purchase are to be credited to such participant’s account at DTC) and neither the “Special Payment or Issuance Instructions” box nor the “Special Delivery Instructions” box on this Letter of Transmittal has been completed, or (ii) such Notes are tendered for the account of an Eligible Institution. Beneficial owners whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that broker, dealer, commercial bank, trust company or other nominee if they desire to tender Notes. See “Terms of the Offer—Procedures for Tendering—Signature Guarantees” in the Offer to Purchase and Instruction 1.

3. Partial Tenders. Notes may be tendered and accepted for payment only in Authorized Denominations. No alternative, conditional or contingent tenders will be accepted. If less than the entire aggregate principal amount of Notes held by a Holder is tendered, the Holder must fill in the aggregate principal amounts of such Notes tendered in the fourth column of the box entitled “Description of Notes Tendered.” The entire aggregate principal amount represented by the Notes delivered to the Depositary will be deemed to have been tendered, unless otherwise indicated. If the entire aggregate principal amount of all Notes is not tendered or not accepted for purchase, the aggregate principal amount of such Notes not tendered or not accepted for purchase will be returned promptly by credit to the Holder’s account at DTC, unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 4), promptly after the Notes are accepted for payment.

4. Special Issuance and Special Delivery Instructions. Tendering Holders should indicate in the applicable box or boxes the name and address to which Notes for aggregate principal amounts not tendered or not accepted for payment or checks constituting payments for Notes to be purchased are to be issued or sent, if different from the name and address of the registered Holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, Notes not tendered or not accepted for payment will be returned to the registered Holder of the Notes tendered by credit to such Holder’s account at DTC. Zions will have no obligation under the “Special Issuance Instructions” or “Special Delivery Instructions” unless the Holder produces satisfactory evidence that any applicable transfer taxes have been paid.

5. Transfer Taxes. Except as set forth in Instruction 4 and this Instruction 5, Zions will pay or cause to be paid any transfer taxes with respect to the transfer and sale of the Notes to it, or to its order, pursuant to the Offers. If payment is to be made to, or if the Notes not tendered or purchased are to be registered in the name of or delivered to, any persons other than the registered owners, or if the tendered Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

6. Withdrawal of Tenders. Notes tendered at or before the applicable Expiration Time may be validly withdrawn in Authorized Denominations at any time at or before the applicable Expiration Time, but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

For a withdrawal of tendered Notes to be valid, a written or facsimile transmission notice of withdrawal must be received by the Depositary at its address set forth on the front cover of this Letter of Transmittal at or before the applicable Expiration Time by mail, fax or hand delivery or by a properly transmitted “Request Message” through ATOP.

Any such notice of withdrawal must (a) specify the name of the Holder who tendered the Notes to be withdrawn and, if different, the name of the registered Holder of such Notes (or, in the case of Notes tendered by book-entry transfer, the name of the DTC participant whose name appears on the security position listing as the owner of such Notes), (b) contain a description of the Notes to be withdrawn (including the aggregate principal amount and series of the Notes to be withdrawn and, in the case of Notes tendered by delivery of certificates rather than book-entry transfer, the certificate numbers thereof), (c) unless transmitted through ATOP, be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantees (or, in the case of Notes tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant’s name is listed in the applicable Agent’s Message), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Notes, and (d) if the Letter of Transmittal was executed by a person other than the registered Holder, be accompanied by a properly completed irrevocable proxy that authorized such person to effect such withdrawal on behalf of such Holder. The signature on the notice of withdrawal must be guaranteed by a Medallion Signature Guarantor unless such Notes have been tendered for the account of an Eligible Institution. If certificates for the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal will be effective immediately upon receipt by the Depositary of written or facsimile transmission notice of withdrawal even if physical release is not yet effected. Withdrawal of tenders of Notes may not be rescinded, and any Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offers. Withdrawal of Notes may only be accomplished in accordance with the foregoing procedures. Notes validly withdrawn may thereafter be retendered at any time at or before the applicable Expiration Time by following the procedures described under “—Procedures for Tendering.”

If you tendered your Notes through a custodian or nominee and wish to withdraw your Notes, you will need to make arrangements for withdrawal with your custodian or nominee. Your ability to withdraw the tender of your Notes will depend upon the terms of the arrangements you have made with your custodian or nominee and, if your custodian or nominee is not the DTC participant tendering those Notes, the arrangements between your custodian or nominee and such DTC participant, including any arrangements involving intermediaries between your custodian or nominee and such DTC participant.

Any valid withdrawal of tendered Notes may not be rescinded, and any Notes validly withdrawn will thereafter be deemed not validly tendered for purposes of the applicable Offer. Notes validly withdrawn may thereafter be re-tendered at any time before the applicable Expiration Time of such Offer by following the procedures described under “— Procedures for Tendering.”

The Company will determine, in its sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender of Notes in connection with the Offers, which determination shall be final and binding. None of the Company, the Depositary, the Information Agent, the Dealer Managers, the Trustee or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

After the Expiration Time, if the Company is delayed in its acceptance for purchase of, or payment for, any Notes or is unable to accept for purchase or pay for any Notes pursuant to an Offer for any reason, then, without prejudice to the Company’s rights hereunder, but subject to applicable law, such tendered Notes may be retained by the Depositary on behalf of the Company and may not be validly withdrawn (subject to Rule 14e-1 under the Exchange Act, which requires that the Company pay the consideration offered or return the Notes deposited by or on behalf of the Holders promptly after the termination or withdrawal of such Offer and subject to Rule 13e-4(f)(2), which permits the withdrawal of tendered Notes, if such Notes are not yet accepted for payment, after the expiration of forty business days from the commencement of such Offer).

7. Information Reporting and Backup Withholding.

U.S. TREASURY CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH TREASURY CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH TAXPAYER UNDER U.S. FEDERAL TAX LAW; (B) ANY SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THE OFFER DOCUMENTS; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a taxpayer identification number to the payor, has furnished an incorrect identification number, or has repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 28%.

Payments of cash pursuant to the Offers to U.S. Holders of Notes generally will be subject to information reporting, unless the Holder is an exempt payee. Payments subject to information reporting will also be subject to backup withholding, unless the Holder provides the payor with a correct taxpayer identification number and complies with applicable certification requirements.

We must report annually to the IRS the interest (including original issue discount) paid to each non-U.S. Holder and the tax withheld, if any, with respect to such interest, including any tax withheld pursuant to the rules described under “Certain U.S. Federal Income Tax Considerations—Non-U.S. Holders—Interest (Including Original Issue Discount)” in the Offer to Purchase. Copies of these reports may be made available to tax authorities in the country where the non-U.S. Holder resides. Payments made to non-U.S. Holders pursuant to the Offers will not otherwise be subject to information reporting or backup withholding as long as the non-U.S. Holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. Holder or non-U.S. Holder of Notes under the backup withholding rules can be credited against any U.S. federal income tax liability of the Holder, provided the required information is timely furnished to the IRS.

8. Irregularities. All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for payment and withdrawal of tendered Notes will be determined by Zions in its sole discretion, and Zions’ determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction. Zions reserves the absolute right to reject any and all tenders of Notes that it determines are not in proper form or for which the acceptance for payment or payment may, in the opinion of its counsel, be unlawful. Zions also reserves the absolute right in its sole discretion to waive any of the Conditions of the Offers or any defect or irregularity in the tender of Notes of any particular Holder, whether or not similar conditions, defects or irregularities are waived in the case of other Holders. A waiver of any defect or irregularity with respect to the tender of one Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Note unless Zions expressly provides otherwise. Any defect or irregularity in connection with tenders of Notes must be cured within such time as Zions may determine, unless waived by Zions in its sole discretion. Tenders of Notes shall not be deemed to have been made until all defects and irregularities have been waived by Zions or cured. None of the Dealer Managers, the Information Agent, the Depositary nor any of their affiliates, affiliates of Zions, nor any other person will be under any duty to give notice of any defects or irregularities in tenders or any notices of withdrawal, nor will any of them incur any liability for failure to give any such notice.

9. Requests for Assistance or Additional Copies. Any questions or requests for assistance relating to the Offers may be directed to the Dealer Managers or the Information Agent at their respective address and telephone numbers set forth on the back cover of the Offer to Purchase. Requests for additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Information Agent. A Holder may also contact its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

10. Waiver of Conditions; Amendment of Terms. Zions expressly reserves the right, in its sole discretion at any time prior to the Expiration Time, to waive (or to seek to waive) any of the Conditions of the Offers, in whole or in part, at any time and from time to time.

11. Mutilated, Lost, Stolen or Destroyed Certificates. If a Holder desires to tender Notes, but the certificates evidencing such Notes have been mutilated, lost, stolen or destroyed, such Holder should contact the Depositary and Information Agent to receive information about the procedures for obtaining replacement certificates for Notes.

12. Expiration Time; Delivery of this Letter of Transmittal and Certificates for Notes or Book-Entry Confirmations. The Expiration Time for the Offers will be 11:59 p.m., New York City time, on December 5, 2013, as such date and time may be extended or earlier terminated by Zions in its sole discretion.

The method of delivery of this Letter of Transmittal, Notes and all other required documents to the Depositary, including delivery through DTC and any acceptance or Agent’s Message delivered through ATOP, is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, and that the mailing be sufficiently in advance of the applicable Expiration Time. The delivery will be deemed made when actually received or confirmed by the Depositary. This Letter of Transmittal should be sent only to the Depositary, not to Zions, DTC, or the Dealer Managers.

All tendering Holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Notes for purchase.

There are no guaranteed delivery procedures provided for by Zions in conjunction with the Offers. Holders must timely tender their Notes in accordance with the procedures set forth in the Offer to Purchase.

In order to tender Notes in the Offers, a Holder should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the Depositary at the address set forth below, or tender Notes pursuant to DTC’s Automated Tender Offer Program.

The Depositary for the Offers is:

Global Bondholder Services Corporation

By Regular, Registered or Certified Mail; Hand or Overnight Delivery:	By Facsimile Transmission: (212) 430-3775 / 3779 (for eligible institutions only)

Global Bondholder Services Corporation 65 Broadway—Suite 404 New York, New York 10006 Attention: Corporate Actions	To confirm receipt of facsimile by telephone: (212) 430-3774

Any questions regarding procedures for tendering Notes or requests for additional copies of the Offer to Purchase or this Letter of Transmittal should be directed to the Information Agent at the address and telephone numbers set forth below:

The Information Agent for the Offers is:

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, New York 10006

Attention: Corporate Actions

Banks and Brokers call: (212) 430-3774 or

Call Toll Free: (866) 470-4500

Any questions regarding the terms of the Offers should be directed to the Dealer Managers at their respective address and telephone numbers set forth below:

The Dealer Managers for the Offers are:

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attn: Liability Management Group Call Collect: (212) 250-7527 Toll-Free: (855) 287-1922	Goldman, Sachs & Co. 200 West Street New York, New York 10282 Attn: Liability Management Group Call Collect: (212) 902-5183 Toll-free: (800) 828-3182